Exhibit 10.14

nStor Technologies, Inc.

October 1, 2004

Name
Address

Dear Mr. _____________:

We have agreed to the following amendments to that certain 8% Convertible Promissory Note, dated September 8, 2003, in the amount of $__________ (the “Note”), payable by nStor Technologies, Inc. to ________________, copies of which are attached hereto.

The maturity date of the Note is hereby extended from September 30, 2004 to April 15, 2006 (“Maturity”).  Interest at the rate of eight percent (8%) per annum will accrue on the unpaid Principal Amount and be payable monthly.

Except as set forth in this letter, the Note remains unmodified and in full force and effect.

Please indicate your concurrence with the foregoing.

Sincerely,

                                                                        Name

/s/ Todd Gresham                                               Agreed By:___________________
Todd Gresham                                                                         Name
President                                                                                  Title

6190 Corte Del Cedro * Carlsbad * California * 92009
(760) 683-2500 * fax (760) 683-2544